    As filed with the Securities and Exchange Commission on February 9, 1999.
                                                      Registration No. 333-21043
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                         MARINE MANAGEMENT SYSTEMS, INC.
                 (Name of small business issuer in its charter)

            DELAWARE                             7300                     06-0886588
  (State or other jurisdiction        (Primary Standard Industry       (I.R.S. Employer
of incorporation or organization)     Classification Code Number)    (Identification No.)

                                 470 WEST AVENUE
                           STAMFORD, CONNECTICUT 06902
                                 (203) 327-6404
                   (Address and telephone number of principal
               executive offices and principal place of business)
                  --------------------------------------------

                                MICHAEL P. BARNEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         MARINE MANAGEMENT SYSTEMS, INC.
                                 470 WEST AVENUE
                           STAMFORD, CONNECTICUT 06902
                                 (203) 327-6404
            (Name, address and telephone number of agent for service)

                                    Copy to:
                          -----------------------------

                            MICHAEL J. PALMIERI, ESQ.
                              SHIPMAN & GOODWIN LLP
                               ONE LANDMARK SQUARE
                        STAMFORD, CONNECTICUT 06901-2676
                          TELEPHONE NO.: (203) 324-8100
                          FACSIMILE NO.: (203) 324-8199
                          -----------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


================================================================================

                         MARINE MANAGEMENT SYSTEMS, INC.

         Marine Management Systems, Inc. (the "Company") hereby deregisters 1,944,000 shares of Common Stock of the Company and redeemable warrants to purchase 144,000 shares of Common Stock. An aggregate of 3,600,000 shares, redeemable warrants to purchase 1,800,000 shares and redeemable warrants to purchase up to 144,000 shares and/or 144,000 warrants were registered for sale by the Company. In May 1997, 1,440,000 shares of Common Stock and redeemable warrants to purchase 1,656,000 shares of Common Stock were sold to the public, and redeemable warrants to purchase up to 144,000 shares of Common Stock and/or 144,000 warrants were granted to the Underwriter (the "Underwriter's Warrants"). As of February 9, 1999, the offering was terminated, and 1,656,000 shares of Common Stock underlying the 1,656,000 redeemable warrants sold to the public, 144,000 shares of Common Stock and redeemable warrants to purchase 144,000 shares of Common Stock, both issuable upon exercise of the Underwriter's Warrants, and 144,000 shares of Common Stock underlying the warrants issuable upon exercise of the Underwriter's Warrants remained unsold.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Stamford, State of Connecticut, on February 9, 1999.

                               MARINE MANAGEMENT SYSTEMS, INC.


                               By: /s/ Michael P. Barney
                                   -------------------------------------
                                   Michael P. Barney
                                   President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                          Title                                 Date
               ---------                                          -----                                 ----

/s/ Michael P. Barney
----------------------------------------
           Michael P. Barney                      President, Chief Executive Officer and          February 9, 1999
                                                  Director (principal executive officer)

/s/ Robert N. Anderson
----------------------------------------
          Robert N. Anderson                    Vice President and Chief Financial Officer        February 9, 1999
                                               (principal financial and accounting officer)

/s/ Eugene D. Story
----------------------------------------
            Eugene D. Story                         Chairman of the Board and Director            February 9, 1999

/s/ Robert D. Ohmes
----------------------------------------
            Robert D. Ohmes                                      Director                         February 9, 1999

/s/ Donald R. Yearwood
----------------------------------------
          Donald R. Yearwood                                     Director                         February 9, 1999

/s/ Alan K. Greene
----------------------------------------
            Alan K. Greene                                       Director                         February 9, 1999